                                     Registration No. 333-_________

    As filed with the Securities and Exchange Commission on October 8, 1999


                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                      FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                                 LG&E ENERGY CORP.
              (Exact name of registrant as specified in its charter)

             Kentucky                                   61 - 1174555
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification No.)

         220 West Main Street                               40232
            P.O. Box 32030                                (Zip Code)
            Louisville, KY
(Address of principal executive offices)

                           LG&E ENERGY CORP. SAVINGS PLAN
                                         and
   401(K) SAVINGS PLAN FOR EMPLOYEES OF LOUISVILLE GAS AND ELECTRIC COMPANY
                   WHO ARE REPRESENTED BY LOCAL 2100 OF IBEW
                                         and
                 WKE CORP. BARGAINING EMPLOYEES' SAVINGS PLAN
                            (Full title of the plans)

                                   John R. McCall
                            Executive Vice President,
                     General Counsel and Corporate Secretary
                                 LG&E Energy Corp.
                               220 West Main Street
                                  P.O. Box 32030
                              Louisville, KY  40232
                                  (502) 627-3665
(Name, address and telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

                                  Proposed
                                   Maximum          Proposed
  Title of            Amount       offering          maximum
 securities            to be         price           aggregate       Amount of
  to be             registered     per share         offering      registration
 registered           (1)(2)           (3)            price (3)        fee
  Common Stock,      4,500,000   $ 21.41          $ 96,345,000     $ 26,783.91
without par value     shares
 per share and
Rights to Purchase   1,500,000
Series A Preferred    rights
   Stock (4)


(1) In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Pursuant to Rule 416, this Registration Statement also covers an indeterminate amount of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plans as a result of a stock split, stock dividend or similar transaction affecting the Common Stock.

(2) 3,000,000, 1,000,000 and 500,000 shares are being registered on behalf of (a) the LG&E Energy Corp. Savings Plan, (b) the 401(k) Savings Plan for Employees of Louisville Gas and Electric Company who are Represented by Local 2100 of the IBEW, and (c) the WKE Corp. Bargaining Employees' Savings Plan, respectively.

(3) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock as reported by The Wall Street Journal as New York Stock Exchange Composite Transactions for
     October 4, 1999.

(4) One-third of a Right to Purchase Series A Preferred Stock automatically trades with each share of the Common Stock.

                                PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

(i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

(iii) Exhibit 99.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which contains a description of the Registrant's Common Stock and the Rights to Purchase Series A Preferred Stock which automatically trade at this time with the Common Stock; and

(iv) the Registrant's Current Reports on Form 8-K dated February 8, 1999, March 15, 1999, April 13, 1999, and July 9, 1999.

All documents filed by the Registrant or the plans pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities

The Registrant's Common Stock is registered under Section 12 of the Exchange Act. The Registrant also has Rights to Purchase Series A Preferred Stock which are registered under Section 12 of the Exchange Act, and which automatically trade at this time with the Common Stock.

Item 5. Interests of Named Experts and Counsel

The financial statements and schedules of the Registrant included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

Item 6. Indemnification of Directors and Officers

Chapter 271B.8-500 to 580 of the Kentucky Revised Statutes provides that the Registrant may, and in some circumstances must, indemnify its directors and officers against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statutes. Substantially similar provisions that require such indemnification are contained in the

Registrant's Amended and Restated Articles of Incorporation (filed as Exhibit
4.1 to the Registrant's Current Report on Form 8-K dated May 4, 1998), which provisions are incorporated hereby by this reference. The Registrant's Articles of Incorporation also contain provisions limiting the liability of its directors in certain instances. The Registrant has an insurance policy covering its officers and directors against certain personal liability, which may include liabilities under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit
Number   Description
4.01     Copy of LG&E Energy Corp. Savings Plan as amended through July 1,
         1998.

4.02     Copy of 401(k) Savings Plan for Employees of Louisville Gas and
         Electric Company who are Represented by Local 2100 of IBEW as amended through January 1, 1998.

4.03     Copy of WKE Corp. Bargaining Employees' Savings Plan as amended through
         July 17, 1998.

4.04     Copy of Amended and Restated Articles of Incorporation, as amended,
         [Filed as Exhibit 4.1 to the Registrant's Current 8-K dated
         May 4, 1998 and incorporated by reference herein.]

4.05 Copy of By-laws of Registrant as amended and restated through June 2, 1999. [Filed as Exhibit 4.04 to Registrant's Registration
         Statement No. 333-88653 and incorporated by reference herein.]

4.06 Copy of Rights Agreement, dated December 5, 1990, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric
         Company, as Rights Agent [Filed as Exhibit 4.04 to Registration
         Statement No. 33-38557 and incorporated by reference herein.]

4.07 Copy of Amendment No. 1 to Rights Agreement, dated June 7, 1995, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric
         Company, as Rights Agent [Filed as Exhibit 2 to Amendment No. 2 to
         Registrant's Registration Statement on Form 8-A/A dated June 20, 1995 and incorporated by reference herein.]

4.08 Copy of Amendment No. 2 to Rights Agreement, dated as of May 20, 1997, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [Filed as Exhibit 1 to Registrant's
         Registration Statement on Form


         8-A/A dated May 20, 1997 and incorporated by reference herein].

23.01    Consent of Arthur Andersen LLP.

24.01    Powers of attorney.

Item 9.  Undertakings

A.       INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.       SUBSEQUENT EXCHANGE ACT DOCUMENTS

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the plans' annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       OTHER

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the
offering of such securities at that time shall be deemed to be   the initial
bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That it (i) will submit or has submitted the plans and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the plans.

                                    SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on October 8, 1999.

                                       LG&E ENERGY CORP.



                                       By: /s/ R. Foster Duncan
                                           -------------------------
                                           R. Foster Duncan,
                                           Executive Vice President and
                                           Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 8, 1999, by the following persons in the capacities indicated.

Signature                                         Title
Roger W. Hale                Chairman of the Board and Chief Executive Officer

Mira S. Ball                 Director

William C. Ballard, Jr.      Director

Owsley Brown, II             Director

J. David Grissom             Director

David B. Lewis               Director

Anne H. McNamara             Director

T. Ballard Morton, Jr.       Director

Frank V. Ramsey, Jr.         Director

William L. Rouse, Jr.        Director

Charles L. Shearer           Director

Lee T. Todd, Jr.             Director

                             October 8, 1999

                             By: /s/ Charles A. Markel
                                 -------------------------------------
                                 Charles A. Markel (Attorney-in-Fact)


                             By: /s/ R. Foster Duncan
                                 ----------------------------
                                 R. Foster Duncan
                                 Executive Vice President and
                                 Chief Financial Officer
                                 (Principal Financial Officer)

                             By: /s/ Michael D. Robinson
                                 -----------------------------
                                 Michael D. Robinson
                                 Vice President and Controller
                                 (Principal Accounting Officer)

THE PLANS

Pursuant to the requirements of the Securities Act of 1933, all of the members of the Committee having the responsibility for administration of the LG&E Energy Corp. Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky on October 8, 1999.

                                LG&E ENERGY CORP. SAVINGS PLAN



                                By: /s/ R. Foster Duncan
                                    -------------------------------
                                    R. Foster Duncan

                                By: /s/ Charles A. Markel
                                    -------------------------------
                                    Charles A. Markel

                                By: /s/ Frederick J. Newton, III
                                    -------------------------------
                                    Frederick J. Newton, III


                                By: /s/ S. Bradford Rives
                                    -------------------------------
                                    S. Bradford Rives


                                 By: /s/ Victor A. Staffieri
                                     ---------------------------
                                     Victor A. Staffieri


                                 By: /s/ Robert M. Hewett
                                     ---------------------------
                                     Robert M. Hewett

Pursuant to the requirements of the Securities Act of 1933, all of the members of the Committee having the responsibility for administration of the 401(k) Savings Plan for Employees of Louisville Gas and Electric Company who are Represented by Local 2100 of IBEW have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on October 8, 1999.

                                 401(K) SAVINGS PLAN FOR EMPLOYEES OF
                                 LOUISVILLE GAS AND ELECTRIC COMPANY WHO
                                 ARE REPRESENTED BY LOCAL 2100 OF IBEW

                                 By: /s/ R. Foster Duncan
                                     -----------------------------
                                     R. Foster Duncan

                                 By: /s/ Charles A. Markel
                                     -----------------------------
                                     Charles A. Markel


                                 By: /s/ Frederick J. Newton, III
                                     ------------------------------
                                     Frederick J. Newton, III


                                 By: /s/ S. Bradford Rives
                                     ------------------------------
                                     S. Bradford Rives


                                 By: /s/ Victor A. Staffieri
                                     ------------------------------
                                     Victor A. Staffieri


                                 By: /s/ Robert M. Hewett
                                     ---------------------------
                                     Robert M. Hewett

Pursuant to the requirements of the Securities Act of 1933, all of the members of the Committee having the responsibility for administration of the WKE Corp. Bargaining Employees' Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on October 8, 1999.

                                 WKE CORP. BARGAINING EMPLOYEES' SAVINGS PLAN


                                 By: /s/ R. Foster Duncan
                                     --------------------------------
                                     R. Foster Duncan


                                 By: /s/ Charles A. Markel
                                     --------------------------------
                                     Charles A. Markel


                                 By: /s/ Frederick J. Newton, III
                                     --------------------------------
                                     Frederick J. Newton, III


                                 By: /s/ S. Bradford Rives
                                     -------------------------------
                                     S. Bradford Rives


                                 By: /s/ Victor A. Staffieri
                                     -------------------------------
                                     Victor A. Staffieri


                                 By: /s/ Robert M. Hewett
                                     ---------------------------
                                     Robert M. Hewett

                               EXHIBIT INDEX

Exhibit                                                               Method of
Number   Description                                                     Filing

4.01     Copy of LG&E Energy Corp. Savings Plan as amended through        DT
         July 1, 1998

4.02     Copy of 401(k) Savings Plan for Employees of Louisville Gas
         and Electric Company who are Represented by Local 2100 of
         IBEW as amended through January 1, 1998                          DT

4.03     Copy of WKE Corp. Bargaining Employees' Savings Plan, as
         amended through July 17, 1998                                    DT

4.04 Copy of Amended and Restated Articles of Incorporation, as amended, [Filed as Exhibit 4.1 to the Registrant's Current
         8-K dated May 4, 1998 and incorporated by reference herein.]

4.05 Copy of By-laws of Registrant as amended and restated through June 2, 1999. [Filed as Exhibit 4.04 to Registrant's
         Registration Statement No. 333-88653 and incorporated by reference herein.]

4.06 Copy of Rights Agreement, dated December 5, 1990, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric
         Company, as Rights Agent [Filed as Exhibit 4.04 to
         Registration Statement No. 33-38557 and incorporated by reference herein.]

4.07     Copy of Amendment No. 1 to Rights Agreement, dated June 7,
         1995, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [Filed as Exhibit 2 to Amendment No. 2 to Registrant's Registration
         Statement on Form 8-A/A dated June 20, 1995 and incorporated by reference herein.]

4.08     Copy of Amendment No. 2 to Rights Agreement, dated as of May 20,
         1997, in the form executed by LG&E Energy Corp. and Louisville
         Gas and Electric Company, as Rights Agent [Filed as Exhibit 1 to Registrant's Registration Statement on Form 8-A/A dated
         May 20, 1997 and incorporated by reference herein].

23.01    Consent of Arthur Andersen LLP.                                    DT

24.01    Powers of attorney.                                                DT
